Matthew Feinstein
310-801-7310

January 10th, 2023

Jaime Ortega
1304 W 2nd Street #538
Los Angeles, CA 90012

RE: Binding Letter of Intent

Dear Mr. Ortega:

This letter of intent ("Letter of Intent") sets forth our understanding as to the basic terms of the purchase of equity and transfer of the same of **Pineapple, Inc.** ("PNPL") owned by Jaime Ortega ("ORTEGA") and **Matthew Feinstein** ("FEINSTEIN"), the individual wishing to purchase said assets. By signing this letter, ORTEGA and FEINSTEIN confirm the terms set forth herein. This Letter of Intent is legally binding in nature and does not require additional agreements to be executed although the parties may sign other agreements as required by law to facilitate the transaction.

Recitals:

WHEREAS, ORTEGA is the current owner of 23,914,000 shares of PNPL of which 20,790,000 shares is being transferred to FEINSTEIN in exchange for $50,000.

Expenses. Except as otherwise provided herein, PNPL and FEINSTEIN shall each pay their own respective fees and other out-of-pocket expenses incurred in connection with the transactions contemplated herein.

Governing Law. This Letter of Intent will be governed by and construed in accordance with the laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than those of the State of California.

Counterparts. This Letter of Intent may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Letter of Intent and all of which, when taken together, will be deemed to constitute one and the same agreement.

If the foregoing reflects your understanding of the basic terms of the proposed transaction, please sign a copy of this letter in the space indicated below and return the same to me.

Very truly yours,

Matthew Feinstein

Acknowledged and agreed
this 10th day of January 2023.

Matthew Feinstein

By: MATTHEW FEINSTEIN

Acknowledged and agreed
this 10th day of January 2023.

By: JAIME ORTEGA